Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Katrina W. Parker, 312/822-5167	Nancy M. Bufalino, 312/822-7757
Sarah J. Pang, 312/822-6394	Marie Hotza, 312/822-4278
David C. Adams, 312/822-2183
CNA FINANCIAL ANNOUNCES
3rd QUARTER 2008 RESULTS AND CAPITAL ACTIONS
CHICAGO, October 27, 2008 — CNA Financial Corporation (NYSE: CNA) today announced third quarter 2008 results and certain capital actions, which included the following items:
•	Net operating income of $83 million, or $0.31 per diluted share.

•	Net loss of $331 million, or ($1.23) per diluted share.

•	Property & Casualty combined ratio of 91.3% before the 15.7 point impact related to catastrophes.

•	Book value per common share of $28.75 at September 30, 2008, as compared to $37.36 at December 31, 2007.

•	CNA will issue $1.25 billion of non-voting cumulative senior preferred stock which will be purchased by Loews Corporation.

•	CNA has suspended its quarterly common stock dividend.

	Results for the Three Months		Results for the Nine Months
	Ended September 30		Ended September 30
($ millions)	2008	2007	2008	2007

Net operating income (a)	$83	$212	$554	$837
Net realized investment losses	(423)	(38)	(527)	(142)

Net (loss) income from continuing operations	(340)	174	27	695
Net income (loss) from discontinued operations	9	—	10	(8)

Net (loss) income	$(331)	$174	$37	$687

(a)	Management utilizes the net operating income financial measure to monitor the Company’s operations. Please refer to Note N of the Consolidated Financial Statements within the 2007 Form 10-K, as amended by Form 10-K/A, for further discussion of this measure.

Diluted Earnings (Loss) Per Share Available to Common Stockholders

	Results for the Three Months		Results for the Nine Months
	Ended September 30		Ended September 30
	2008	2007	2008	2007

Net operating income	$0.31	$0.78	$2.06	$3.08
Net realized investment losses	(1.57)	(0.14)	(1.96)	(0.52)

Net (loss) income from continuing operations	(1.26)	0.64	0.10	2.56
Net income (loss) from discontinued operations	0.03	—	0.04	(0.03)

Net (loss) income	$(1.23)	$0.64	$0.14	$2.53

Net operating income from continuing operations for the three months ended September 30, 2008 decreased $129 million as compared with the same period in 2007. Net operating results for our core Property & Casualty Operations decreased $239 million, while our Non-Core operations increased $110 million. The overall decrease primarily resulted from higher catastrophe impacts and lower net investment income. The catastrophe impacts were $168 million after-tax in the third quarter of 2008, as compared with $7 million after-tax in the third quarter of 2007. The third quarter of 2007 results included an after-tax loss of $108 million in connection with the settlement of an arbitration proceeding related to a run-off book of business in the Life & Group Non-Core segment. Property & Casualty Operations produced combined ratios of 107.0% and 91.6% in the third quarters of 2008 and 2007, or 91.3% and 91.0% before the 15.7 point and 0.6 point impacts related to catastrophes.
Pretax net investment income for the third quarter of 2008 decreased $141 million over the same period of 2007. This decline was primarily driven by decreased results from limited partnerships, short term investments and the trading portfolio.
Net realized investment losses for the three months ended September 30, 2008 increased $385 million after-tax as compared with the same period in 2007. For the three months ended September 30, 2008, other-than-temporary impairment (OTTI) losses of $380 million after-tax, driven by credit issues, were recorded primarily in the non-redeemable preferred equity securities and corporate and other taxable bonds sectors. For the three months ended September 30, 2007, OTTI losses of $122 million after-tax were recorded.
Net realized investment losses, including OTTI losses, for the three months ended September 30, 2008, included $198 million related to securities issued by Federal National Mortgage Association and Federal Home Loan Mortgage Corporation, $65 million related to securities issued by Washington Mutual, $63 million related to securities issued by Icelandic banks and $23 million related to securities issued by American International Group.
Net results for the three months ended September 30, 2008 decreased $505 million as compared with the same period in 2007. This decrease was primarily due to higher net realized investment losses and lower net operating income.

CNA also announced that it will issue, and Loews Corporation has agreed to purchase, $1.25 billion of non-voting cumulative senior preferred stock (Preferred Issue). The Preferred Issue is perpetual and has a dividend rate of 10% for the first 5 years, with a dividend rate reset thereafter. No dividends may be declared on CNA’s common stock until the Preferred Issue has been paid in full. As such, CNA has suspended its quarterly dividend payment. The terms of the Preferred Issue were approved by a special committee of independent members of CNA’s Board of Directors. To support statutory capital impacted by the continued volatility and uncertainty in the capital markets, CNA will use $1 billion of the proceeds from the Preferred Issue to increase the statutory surplus of its principal insurance subsidiary, Continental Casualty Company.
“We believe by taking this proactive step, we further augment our solid capital base and are well positioned to both meet the challenges and act on the opportunities likely to emerge in the marketplace,” said Stephen W. Lilienthal, Chairman and Chief Executive Officer of CNA Financial Corporation. “I remain very positive about the underlying performance of our core Property & Casualty Operations, as measured by a 91.3% combined ratio before catastrophes. We continue to focus on the fundamentals of disciplined underwriting, portfolio optimization and expense management.”
Net operating income from continuing operations for the nine months ended September 30, 2008 decreased $283 million as compared with the same period in 2007. Net operating income for our core Property & Casualty Operations decreased $372 million, while our Non-Core operations increased $89 million. The overall decrease primarily resulted from the same factors discussed in the three month comparison above. The catastrophe impacts were $233 million after-tax for the nine months ended September 30, 2008, as compared to $35 million after-tax for the same period in 2007. Property & Casualty Operations produced combined ratios of 100.9% and 93.8% for the nine months ended September 30, 2008 and 2007, or 93.6% and 92.7% before the 7.3 point and 1.1 point impacts related to catastrophes.
Pretax net investment income for the nine months ended September 30, 2008 decreased $410 million over the same period in 2007 primarily due to the same factors discussed above for the three month period. Net investment income included a decline in trading portfolio results of $145 million, which was offset by a corresponding decrease in the policyholders’ funds reserves supported by the trading portfolio.
Net realized investment losses for the nine months ended September 30, 2008 increased $385 million after-tax as compared with the same period in 2007. For the nine months ended September 30, 2008, OTTI losses of $546 million after-tax were recorded primarily in the non-redeemable preferred equity securities, corporate and other taxable bonds and asset-backed bonds sectors. For the nine months ended September 30, 2007, OTTI losses of $293 million after-tax were recorded.
Net income for the nine months ended September 30, 2008 decreased $650 million as compared with the same period in 2007, primarily due to the same factors discussed above for the three month period.

Segment Results for the Three Months Ended September 30, 2008

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income (loss)	$(53)	$145	$92	$(36)	$27	$83
Net realized investment losses	(115)	(75)	(190)	(194)	(39)	(423)

Net (loss) income from continuing operations	$(168)	$70	$(98)	$(230)	$(12)	$(340)

Segment Results for the Three Months Ended September 30, 2007

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income (loss)	$178	$153	$331	$(131)	$12	$212
Net realized investment losses	(19)	(9)	(28)	(6)	(4)	(38)

Net income (loss) from continuing operations	$159	$144	$303	$(137)	$8	$174

Segment Results for the Nine Months Ended September 30, 2008

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income (loss)	$166	$414	$580	$(69)	$43	$554
Net realized investment losses	(165)	(99)	(264)	(209)	(54)	(527)

Net income (loss) from continuing operations	$1	$315	$316	$(278)	$(11)	$27

Segment Results for the Nine Months Ended September 30, 2007

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income (loss)	$478	$474	$952	$(142)	$27	$837
Net realized investment losses	(76)	(41)	(117)	(17)	(8)	(142)

Net income (loss) from continuing operations	$402	$433	$835	$(159)	$19	$695

Property & Casualty Operations Gross Written Premiums

	Three Months Ended September 30		Nine Months Ended September 30
($ millions)	2008	2007	2008	2007

Standard Lines	$804	$856	$2,580	$2,796
Specialty Lines	1,290	1,337	3,864	4,128

Total P&C Operations	$2,094	$2,193	$6,444	$6,924

Property & Casualty Operations Net Written Premiums

	Three Months Ended September 30		Nine Months Ended September 30
($ millions)	2008	2007	2008	2007

Standard Lines	$723	$753	$2,342	$2,524
Specialty Lines	875	886	2,583	2,619

Total P&C Operations	$1,598	$1,639	$4,925	$5,143

Property & Casualty Calendar Year Loss Ratios

	Three Months Ended September 30		Nine Months Ended September 30
	2008	2007	2008	2007

Standard Lines	96.3%	60.9%	81.1%	66.2%
Specialty Lines	58.5%	62.8%	62.8%	62.7%
Total P&C Operations	76.0%	61.9%	71.4%	64.4%
Total P&C Companies (a)	82.5%	80.7%	80.2%	77.0%

Property & Casualty Calendar Year Combined Ratios

	Three Months Ended September 30		Nine Months Ended September 30
	2008	2007	2008	2007

Standard Lines	129.3%	93.6%	112.2%	98.4%
Specialty Lines	87.8%	89.6%	91.0%	89.2%
Total P&C Operations	107.0%	91.6%	100.9%	93.8%
Total P&C Companies (a)	114.1%	110.5%	110.3%	106.7%

(a)	P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life & Group Non-Core and Corporate & Other Non-Core, including CNA Re and asbestos and environmental pollution exposures.
Property & Casualty Gross Accident Year Loss Ratios

	Accident year 2008	Accident year 2007	Accident year 2007
	Evaluated at	Evaluated at	Evaluated at
	September 30, 2008	December 31, 2007	September 30, 2008

Standard Lines	79.9%	66.6%	65.4%
Specialty Lines	63.7%	59.2%	59.0%
Total P&C Operations	70.1%	62.2%	61.6%

Property & Casualty Net Accident Year Loss Ratios

	Accident year 2008	Accident year 2007	Accident year 2007
	Evaluated at	Evaluated at	Evaluated at
	September 30, 2008	December 31, 2007	September 30, 2008

Standard Lines	82.4%	70.1%	69.2%
Specialty Lines	65.4%	63.8%	64.2%
Total P&C Operations	73.4%	66.9%	66.6%

Business Operating Highlights
Standard Lines works with an independent agency distribution system and network of brokers to market a broad range of property and casualty insurance products and services primarily to small, middle-market and large businesses and organizations domestically.
•	Net written premiums decreased $30 million for the third quarter of 2008 as compared with the same period in 2007. Standard Lines retention increased 7 points to 80% as compared to the same period in 2007. Rates on average decreased 5% during the third quarter of 2008.

•	Net operating results decreased $231 million for the third quarter of 2008 as compared with the same period in 2007. This decrease was primarily driven by higher catastrophe impacts, lower net investment income and less favorable net prior year development. The catastrophe impacts were $160 million after-tax in the third quarter of 2008, which included a $7 million after-tax catastrophe-related insurance assessment, as compared to catastrophe losses of $7 million after-tax in the third quarter of 2007.

•	Net results decreased $327 million for the third quarter of 2008 as compared with the same period in 2007. This decline was primarily attributable to decreased net operating results and higher net realized investment losses.
Specialty Lines provides professional, financial and specialty property and casualty products and services, both domestically and abroad, through a network of brokers, managing general underwriters and independent agencies.
•	Net written premiums decreased $11 million for the third quarter of 2008 as compared with the same period in 2007. Specialty Lines retention increased 2 points to 84% as compared to the same period in 2007. Rates on average decreased 3% during the third quarter of 2008.

•	Net operating income decreased $8 million for the third quarter of 2008 as compared with the same period in 2007. This decline was primarily driven by lower net investment income, decreased current accident year underwriting results and higher catastrophe losses. These unfavorable results were partially offset by favorable net prior year development. Catastrophe losses were $8 million after-tax in the third quarter of 2008. There were no catastrophe losses in the three months ended September 30, 2007.

•	Net income decreased $74 million for the third quarter of 2008 as compared with the same period in 2007. This decrease was primarily attributable to higher net realized investment losses.
Life & Group Non-Core primarily includes the results of the life and group lines of business that are in run-off. Net earned premiums relate primarily to the group and individual long term care businesses.
•	Net loss for the third quarter of 2008 increased $93 million as compared with the same period in 2007. This increased loss was primarily attributable to net realized investment losses. The net loss in 2007 included an after-tax loss of $108 million related to the settlement of an arbitration proceeding related to a run-off book of business.

Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business primarily in run-off, including CNA Re. This segment also includes the results related to the centralized adjusting and settlement of asbestos and environmental pollution.
•	Net results for the third quarter of 2008 decreased $20 million as compared with the same period in 2007. The decline was primarily due to higher net realized investment losses and lower net investment income, partially offset by a release from the allowance for uncollectible reinsurance receivables of $27 million after-tax arising from a change in estimate.
Leadership Succession
CNA also announced today that Thomas F. Motamed will join CNA as Chairman and Chief Executive Officer on January 1, 2009, succeeding Stephen W. Lilienthal, who will retire on that date. Under a previously announced succession plan, Mr. Lilienthal would have retired on June 8, 2009, when Mr. Motamed was able to join CNA under the terms of his non-compete agreement with The Chubb Corporation (Chubb). A subsequent agreement has been reached with Chubb, allowing the transition date to be accelerated. Mr. Lilienthal had agreed to remain at CNA until June 8, but because of the new transition date, he is able to retire when his contract expires at year-end.
“We wish to recognize and thank Steve for his tremendous contributions. Under his leadership, CNA emerged as a stronger, more focused company and built a solid foundation for future success,” said James S. Tisch, a member of the CNA board of directors. “We are also very pleased that Tom will be able to join CNA sooner rather than later, which will help him to hit the ground running and lead CNA forward in 2009.”
About the Company
CNA is the country’s seventh largest commercial insurance writer and the 13th largest property and casualty company. CNA’s insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

Conference Call and Webcast Information:
A conference call for investors and the professional investment community will be held at 10:00 a.m. ET today. On the conference call will be Stephen W. Lilienthal, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (866) 409-1563, or for international callers, (913) 312-0842. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available through November 3, 2008 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 4272590. The replay will also be available on CNA’s website. Financial supplement information related to the third quarter results is available on the investor relations pages of the CNA website or by contacting David Adams at (312) 822-2183.
FINANCIAL MEASURES
In evaluating the results of the Standard Lines and Specialty Lines, management utilizes the combined ratio, the loss ratio, the expense ratio and the dividend ratio. These ratios are calculated using accounting principles generally accepted in the United States of America (GAAP) financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders’ dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP.  For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer to CNA’s filings with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
FORWARD-LOOKING STATEMENT
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions.  Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected.  Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties please refer to CNA’s filings with the Securities and Exchange Commission, available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release.  Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
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